UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Senior Secured Credit Facility

On April 22, 2026, Universal Health Services, Inc. (the “Company”) entered into a Eleventh Amendment and Increased Facility Activation Notice (the “Eleventh Amendment”) to its Credit Agreement, dated as of November 15, 2010 (as amended by the First Amendment dated as of March 15, 2011, the Second Amendment dated as of September 21, 2012, the Third Amendment dated as of May 16, 2013, the Fourth Amendment dated as of August 7, 2014, the Fifth Amendment dated as of June 7, 2016, the Sixth Amendment dated as of October 23, 2018, the Seventh Amendment dated as of August 24, 2021, the Eighth Amendment dated as of September 10, 2021, the Ninth Amendment dated as of June 23, 2022, and the Tenth Amendment dated as of September 26, 2024, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the Eleventh Amendment, the “Credit Agreement”), among the Company, the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Eleventh Amendment provides for the amendment of the Existing Credit Facility as of April 22, 2026 (as so amended, the “Senior Secured Credit Facility”) to add under the Senior Secured Credit Facility (i) a new incremental revolving credit facility of up to $200 million (the “2026 Incremental Revolving Loan”), (ii) a new incremental tranche A term loan facility of up to $300 million (the “2026 Incremental Term Loan”), and (iii) a new incremental delayed draw tranche A term loan facility of up to $400 million (the “2026 Delayed Draw Term Loan”).

The 2026 Incremental Revolving Loan is an incremental revolving facility in the initial amount of $200 million, available on a revolving basis commencing on April 22, 2026, the effective date of the Eleventh Amendment, and ending on September 26, 2029.

The 2026 Incremental Term Loan, in the amount of up to $300 million, will mature on September 26, 2029 (the “Incremental Term Maturity Date”). The 2026 Incremental Term Loan shall be repayable for the first eight quarters in equal quarterly installments (commencing September 30, 2026) in an aggregate amount per quarter equal to 0.625% of the original principal amount of the 2026 Incremental Term Loan and thereafter in equal quarterly installments in an aggregate amount per quarter equal to 1.25% of the original principal amount of the 2026 Incremental Term Loan. The balance of the 2026 Incremental Term Loan will be payable on the Incremental Term Maturity Date.

The applicable margin for borrowings under the 2026 Incremental Revolving Loan, the 2026 Incremental Term Loan and the existing revolving loans (including swingline loans) and the tranche A term loan facilities under the Credit Agreement, after giving effect to the Eleventh Amendment, will be based upon the Company’s Consolidated Net Leverage Ratio (as defined in the Credit Agreement) and initially be 0.25% in the case of ABR Loans and 1.25% in the case of Term Benchmark Loans and RFR Loans (each as defined in the Credit Agreement. The Eleventh Amendment provides for the removal of the .10% credit spread adjustment from existing and incremental revolving and tranche A term loans.

The 2026 Delayed Draw Term Loan, in the amount of up to $400 million, will mature on the Incremental Term Maturity Date. The 2026 Delayed Draw Term Loan shall not amortize and any outstanding 2026 Delayed Draw Term Loan will be payable on the Incremental Term Maturity Date. The applicable margin for borrowings under the 2026 Delayed Draw Term Loan under the Credit Agreement will be based upon the Company’s Consolidated Net Leverage Ratio, as determined by certain applicable pricing grid agreed between the Company and each 2026 Delayed Draw Term Lender (as defined in the Credit Agreement). The Company intends to use the proceeds from the 2026 Delayed Draw Term Loan to fund its previously announced acquisition of Talkspace, Inc.

The obligations of the Company and certain of the Company’s existing and future direct and indirect subsidiaries, including certain new subsidiaries added as guarantors in connection with the Eleventh Amendment and pursuant to the Supplemental Indentures (as defined below) (collectively, the “Subsidiary Guarantors”) under the Senior Secured Credit Facility are secured, on an equal ratable basis with the holders of the Company’s 1.650% Senior Secured Notes due 2026 (the “2026 Notes”), the 2.650% Senior Secured Notes due 2030 (the “2030 Notes”), 2.650% Senior Secured Notes due 2032 (the “2032 Notes”), 4.625% Senior Secured Notes due 2029 (the “2029 Notes”) and 5.050% Senior Secured Notes due 2034 (the “2034 Notes” and, together with the 2026 Notes, the 2030 Notes, the 2032 Notes, the 2029 Notes, the “Notes”) pursuant to the Company’s Amended and Restated Collateral Agreement, as amended and supplemented to date.

The foregoing description of the Eleventh Amendment and the Senior Secured Credit Facility is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Eleventh Amendment, including the Senior Secured Credit Facility attached as Exhibit A to the Eleventh Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indentures

On April 22, 2026, the Company, the Subsidiary Guarantors party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, entered into:

•

a supplemental indenture (the “2020 Supplemental Indenture”) to that certain Indenture, dated as of September 21, 2020 (as amended, supplemented and otherwise modified from time to time prior to the date hereof, the “2020 Indenture”), governing the 2030 Notes;

•

a supplemental indenture (the “2021 Supplemental Indenture”) to that certain Indenture, dated as of August 24, 2021 (as amended, supplemented and otherwise modified from time to time prior to the date hereof, the “2021 Indenture”), governing the 2026 Notes and the 2032 Notes; and

•

a supplemental indenture (the “2024 Supplemental Indenture” and, together with the 2020 Supplemental Indenture and the 2021 Supplemental Indenture, the “Supplemental Indentures”) to that certain Indenture, dated as of September 26, 2024, (as amended, supplemented and otherwise modified from time to time prior to the date hereof, the “2024 Indenture” and, together with the 2020 Indenture and the 2021 Indenture, the “Indentures”), governing the 2029 Notes and the 2034 Notes.

The Supplemental Indentures added certain additional Subsidiary Guarantors as guarantors under the Indentures as required under the terms of the Indentures,

The foregoing description of the Supplemental Indentures is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indentures, which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 under the heading “Senior Secured Credit Facility” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1

Fourth Supplemental Indenture, dated as of April 22, 2026, among the Company, the Subsidiary Guarantors party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, to the indenture, dated as of September 21, 2020, governing the 2030 Notes.

4.2

Third Supplemental Indenture, dated as of April 22, 2026, among the Company, the Subsidiary Guarantors party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, to the indenture, dated as of August 24, 2021, governing the 2026 Notes and the 2032 Notes.

4.3

Second Supplemental Indenture, dated as of April 22, 2026, among the Company, the Subsidiary Guarantors party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, to the indenture, dated as of September 26, 2024, governing the 2029 Notes and the 2034 Notes.

10.1

Eleventh Amendment and Increased Facility Activation Notice dated as of April 22, 2026, to Credit Agreement, dated as of November 15, 2010 and as amended and restated as of September 21, 2012, August 7, 2014, October 23, 2018, August 21, 2021, September 10, 2021, June 23, 2022 and September 26, 2024, among the Company, JP Morgan Chase Bank, N.A., as administrative agent and other financial institutions or entities from time to time parties thereto, including the amendment and restatement thereof, effective as of April 22, 2026, attached as Exhibit A thereto and referred to herein as the Senior Secured Credit Facility.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: April 24, 2026